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                                                                    EXHIBIT 23.2

                          Independent Auditors' Consent

We consent to the incorporation by reference of our report with respect to the financial statements of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, Coral Reserves 1993 Institutional Limited Partnership, Coral Reserves Energy Income Fund 1995 Limited Partnership, Coral Reserves Energy Income Fund 1996 Limited Partnership, and Coral Reserves 1996 Institutional Limited Partnership as December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the Form 8-K of Canaan Energy Corporation dated October 23, 2000

                                             William T. Zumwalt, Inc.

Tulsa, Oklahoma
March 30, 2001